Exhibit 10.44.2

AMENDMENT NO. 2 TO

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

THIS AMENDMENT NO. 2 (this “Amendment”) to the Amended and Restated Stockholders Agreement, dated as of March 13, 2014, as amended by that certain Amendment No. 1 on May 22, 2014 (the “Stockholders Agreement”), by and among Burlington Stores, Inc., a Delaware corporation, and the Investors and Managers named therein, is made and entered into as of this 5th day of December, 2014. Capitalized terms used herein and not defined shall have the meanings specified in the Stockholders Agreement.

WHEREAS, in accordance with Section 6.2 of the Stockholders Agreement, the parties hereto wish to amend the Stockholders Agreement as provided herein.

WHEREAS, the Investors signatory hereto constitute the Majority Investors, and as such, may amend, modify, extend or terminate the provisions of the Stockholders Agreement as provided for in Section 6.2 thereof.

NOW, THEREFORE, in consideration of the terms and conditions contained in this Amendment and other good and valuable consideration, the mutual receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendment of Section 2.1.1 of the Stockholders Agreement. Section 2.1.1 of the Stockholders Agreement is hereby deleted in its entirety and replaced with the following:

“2.1.1 Affiliates. Any holder of Shares may Transfer any or all of such Shares to an Affiliate of such holder.”

2. Amendment of Section 2.2 of the Stockholders Agreement. The first sentence of Section 2.2 of the Stockholders Agreement is hereby deleted in its entirety and replaced with the following:

“2.2 Transfers to the Public or to a Charitable Organization. Any holder of Shares may Transfer such Shares (a) subject to the provisions of Section 3.3.4, in a Public Offering or pursuant to Rule 144, or (b) to a Charitable Organization, in each case, if such transfer would not result in, (x) in the case of a Non-Senior Manager, the Relative Ownership Percentage (as defined below) of the Management Shares owned by such Manager immediately following the effective time of such Transfer (the “Determination Time”) being less than the lesser of (i) the applicable Sell-Down Percentage immediately following the Determination Time, and (ii) the Relative Ownership Percentage of the Shares owned by the Investors immediately following the Determination Time, or, (y) in the case of a Senior Manager, the Relative Ownership Percentage of the Management Shares owned by such Senior Manager immediately following the Determination Time being less than the Relative Ownership Percentage of the Shares owned by the Investors immediately following the Determination Time.”

3. Amendment of Section 7 of the Stockholders Agreement. The definition of “Registrable Securities” in Section 7 of the Stockholders Agreement is hereby deleted in its entirety and replaced with the following:

“‘Registrable Securities’ shall mean (a) all shares of Common Stock, (b) all shares of Common Stock issuable upon exercise, conversion or exchange of any Option, Warrant or Convertible Security and (c) all shares of Common Stock directly or indirectly issued or issuable with respect to the securities referred to in clauses (a) or (b) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, in each case constituting Shares. As to any particular Registrable Securities, such shares shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement; (ii) such securities shall have been Transferred pursuant to Rule 144 or to a Charitable Organization; (iii) subject to the provisions of Section 5 hereof, such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration of them under the Securities Act and such securities may be distributed without volume limitation or other restrictions on transfer under Rule 144 (including without application of paragraphs (c), (e) (f) and (h) of Rule 144) or (iv) such securities shall have ceased to be outstanding.”

4. No Other Amendments. Except as expressly amended hereby, the provisions of the Stockholders Agreement are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Any reference in the Stockholders Agreement to “this Agreement,” “herein,” “hereof,” “hereunder” or words of similar import, and any other document, instrument or agreement that refers to the Stockholders Agreement, shall be deemed to refer to the Stockholders Agreement as amended by this Amendment. This Amendment shall be effective as of the date hereof.

5. Governing Law. This Amendment shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

6. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AMENDMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES

THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 6 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AMENDMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 6 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

7. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date first written above.

BURLINGTON STORES, INC.

By:	/s/ Paul Tang
Name: Paul Tang
Title: Executive Vice President General Counsel and Secretary

[Signature Page to Amendment No. 2 to Amended and Restated Stockholders Agreement]

Investors:

BAIN CAPITAL FUND IX, LLC

By:	Bain Capital Fund IX, L.P.,
its sole member
By:	Bain Capital Partners IX, L.P.,
its general partner
By:	Bain Capital Investors, LLC,
its general partner

By:	/s/ Joshua Bekenstein
Name: Joshua Bekenstein
Title: Managing Director

BAIN CAPITAL INTEGRAL INVESTORS, LLC

By:	Bain Capital Investors, LLC,
its administrative member

By	/s/ Joshua Bekenstein
Name: Joshua Bekenstein
Title: Managing Director

BCIP TCV, LLC

By:	Bain Capital Investors, LLC,
its administrative member

By:	/s/ Joshua Bekenstein
Name: Joshua Bekenstein
Title: Managing Director

BCIP ASSOCIATES-G

By:	Bain Capital Investors, LLC,
its managing partner

By:	/s/ Joshua Bekenstein
Name: Joshua Bekenstein
Title: Managing Director

[Signature Page to Amendment No. 2 to Amended and Restated Stockholders Agreement]